Edward Mace Joins Viad Corp Board of Directors

PHOENIX, Dec. 3, 2012 /PRNewswire/ -- Viad Corp (NYSE: VVI) today announced the appointment of Edward Mace as an independent director of the Company's Board of Directors, effective November 29, 2012. Mr. Mace has also been appointed to serve as a member of the Board's Audit Committee. Mr. Mace is currently the President of Mace Pacific Holding Company, LLC, a company that works closely with investors and developers in planning the development, redevelopment or repositioning of branded and independent luxury hotels and resorts.

Paul B. Dykstra, chairman, president and chief executive officer of Viad, said, "We are excited to welcome Ed Mace to the Viad Board of Directors. He brings to our Board extensive experience in the hospitality and leisure industry, a solid understanding of concession management with the National Park Service, and knowledge and experience related to the strategic direction of organizational capital structures, operations, and mergers and acquisitions. We are confident that he will be an invaluable resource for the travel and recreation segment of our business and look forward to benefiting from his insights."

Mr. Mace, age 61, has nearly 30 years of experience in the hospitality and leisure industry, having served as President of Mace Pacific Holding Company, LLC for six years, and as President of Vail Resorts Lodging Company and Rock Resorts International, LLC from 2001 to 2006. Both companies are subsidiaries of Vail Resorts, Inc., an owner, manager and developer of ski resorts and related lodging. He also served as President and Chief Executive Officer of Fairmont Hotels & Resorts from 1998 to 2001, as well as Vice Chairman from 2000 to 2001. He has been a member of the U.S. National Park Service Concessions Management Advisory Board since 2010. Mr. Mace also served as a director of BRE Properties, Inc., a publicly-traded REIT, from 1998 to 2010. In addition, earlier in his career he was a partner in the hospitality and real estate consulting practice of KPMG, formerly KPMG Peat Marwick, from 1994 to 1996. Mr. Mace received a Bachelor of Science degree with distinction from Cornell University, School of Hotel Administration in 1973.

About Viad

Viad is an S&P SmallCap 600 company. Viad operates through its Marketing & Events Group, comprised of Global Experience Specialists, Inc. and affiliates, and its Travel & Recreation Group, comprised of Brewster, Glacier Park, Inc. and Alaska Denali Travel. For more information, visit the company's Web site at www.viad.com.

Forward-Looking Statements

As provided by the safe harbor provision under the Private Securities Litigation Reform Act of 1995, Viad cautions readers that, in addition to historical information contained herein, this press release includes certain information, assumptions and discussions that may constitute forward-looking statements. These forward-looking statements are not historical facts, but reflect current estimates, projections, expectations, or trends concerning future growth, operating cash flows, availability of short-term borrowings, consumer demand, new or renewal business, investment policies, productivity improvements, ongoing cost reduction efforts, efficiency, competitiveness, legal expenses, tax rates and other tax matters, foreign exchange rates, and the realization of restructuring cost savings. Actual results could differ materially from those discussed in the forward-looking statements. Viad's businesses can be affected by a host of risks and uncertainties. Among other things, natural disasters, gains and losses of customers, consumer demand patterns, labor relations, purchasing decisions related to customer demand for exhibition and event services, existing and new competition, industry alliances, consolidation and growth patterns within the industries in which Viad competes, acquisitions, adverse developments in liabilities associated with discontinued operations and any deterioration in the economy, may individually or in combination impact future results. In addition to factors mentioned elsewhere, economic, competitive, governmental, technological, capital marketplace and other factors, including terrorist activities or war, a pandemic health crisis and international conditions, could affect the forward-looking statements in this press release. Additional information concerning business and other risk factors that could cause actual results to materially differ from those in the forward-looking statements can be found in Viad's annual and quarterly reports filed with the Securities and Exchange Commission.

Information about Viad Corp obtained from sources other than the company may be out-of-date or incorrect. Please rely only on company press releases, SEC filings and other information provided by the company, keeping in mind that forward-looking statements speak only as of the date made. Viad undertakes no obligation to update any forward-looking statements, including prior forward-looking statements, to reflect events or circumstances arising after the date as of which the forward-looking statements were made.

Contact:
Carrie Long
Viad Corp
(602) 207-2681
IR@viad.com

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